UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2009

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33741 (Commission File Number)	38-3765318 (I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas (Address of principal executive offices)	75222-4866 (Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2009, the Compensation Committee of the Company’s Board of Directors ratified an amendment to the A. H. Belo Savings Plan (the “Savings Plan”) that makes the employer matching contributions discretionary under the plan. The Compensation Committee suspended all matching contributions indefinitely effective for payroll periods beginning on or about April 3, 2009. In addition, the Compensation Committee approved an additional amendment to the Savings Plan that adds a subsidiary employer under the plan.
The Savings Plan as initially adopted is Exhibit 10.4 to the Company’s Form 8-K filed February 12, 2008 and the First Amendment to the Savings Plan dated September 23, 2008 is Exhibit 10.2(1)(A) to the Company’s Quarterly Report on Form 10-Q filed November 14, 2008. The amendments effecting the changes disclosed above are Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In January 2008, the Company adopted the A. H. Belo Change in Control Severance Plan (the “Change in Control Plan”) that provides for severance benefits for its executive officers and other designated participants in the event of a change in control of the Company and a termination of employment under specified circumstances. Benefits under the Change in Control Plan are calculated based on multiples of compensation, referred to as “severance multiples,” for designated participants.
On March 31, 2009, the Board of Directors approved an amendment to the Change in Control Plan, effective as of December 31, 2008, reducing the benefits potentially payable to participants under the Change in Control Plan by reducing the “severance multiple” for the Chief Executive Officer from 3.0 to 2.0 and the “severance multiple” for the Company’s other executive officers from 2.5 to 1.5. As amended, the Change in Control Plan remains in full force and effect. The Change in Control Plan as initially adopted is filed as Exhibit 10.7 to the Company’s Form 8-K filed February 12, 2008. The Change in Control Plan amendment effecting these changes is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
On March 31, 2009, the Compensation Committee approved amendments to the Company’s two pension transition benefit plans, the A. H. Belo Pension Transition Supplement Plan and the A. H. Belo Pension Transition Supplement Restoration Plan, to permit the suspension of Company contributions under these plans in respect of participants’ 2009 compensation. This means that no pension transition supplement payments will be made in 2010. This change does not affect the 2009 payment in respect of 2008 compensation that will be made later in 2009. The A. H. Belo Pension Transition Supplement Restoration Plan as initially adopted is filed as Exhibit 10.6 to the Company’s Form 8-K filed February 12, 2008. The amendment to the A. H. Belo Pension Transition Supplement Restoration Plan is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Finally, in connection with the Company’s cost reduction initiatives in response to continued revenue challenges, the Compensation Committee approved a 20% reduction of its Chief Executive Officer’s annual base salary from $600,000 to $480,000. In addition, the Board approved a 15% reduction in the Company’s other executive officer annual base salaries. The executive officer’s annual base salaries will be as follows: Jim Moroney, Executive Vice President, Publisher and CEO, The Dallas Morning News — $467,500; Donald (Skip) Cass, Executive Vice President — $395,250; Ali Engel, Senior Vice President/Chief Financial Officer — $267,750; and Dan Blizzard, Senior Vice President — $204,000. These changes are effective immediately.
Item 8.01. Other Events.
On April 2, 2009, the Company issued a press release announcing various cost-saving measures, including the previously-announced suspension of employer matching contributions under the Savings Plan as well as the reduction of the severance multiples under the Change in Control Plan, the suspension of the 2009 pension transition supplement contributions, and the salary reductions of its executive officers. The press release and the Letter to Colleagues referenced therein are furnished as Exhibits 99.1 and 99.2, respectively, hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Second Amendment to the A. H. Belo Savings Plan effective March 27, 2009.

10.2	Third Amendment to the A. H. Belo Savings Plan dated March 31, 2009

10.3	Amendment to the A. H. Belo Change in Control Severance Plan dated March 31, 2009.

10.4	First Amendment to the A. H. Belo Pension Transition Supplement Restoration Plan dated March 31, 2009.

99.1	Press Release dated April 2, 2009.

99.2	Letter to Colleagues dated April 2, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 2, 2009	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Second Amendment to the A. H. Belo Savings Plan effective March 27, 2009

10.2	Third Amendment to the A. H. Belo Savings Plan dated March 31, 2009

10.3	Amendment to the A. H. Belo Change in Control Severance Plan dated March 31, 2009

10.4	First Amendment to the A. H. Belo Pension Transition Supplement Restoration Plan dated March 31, 2009

99.1	Press Release dated April 2, 2009

99.2	Letter to Colleagues dated April 2, 2009